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This document has been electronically entered in the records of the United States Bankruptcy Court for the Southern District of Ohio.

IT IS SO ORDERED.

Dated: December 30, 2004

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IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

ORDER OF CONFIRMATION
OF THIRD AMENDED PLAN OF REORGANIZATION

The Third Amended Plan of Reorganization of Gasel Transportation Lines, Inc., came before this court for hearing on Confirmation (the "Confirmation Hearing") after notice to all parties n, interest_

The court having considered the acceptances and rejections of the Plan pursuant to LBR 3018-2(b), the Court's review of the Amended Plan, the evidence, the representations of counsel at the Confirrnatioui Hearing, the record of ballots accepting or rejecting the Plan, the withdrawals of objection to Confirmation and the undisputed record at the Confirmation Hearing, hereby makes the following finding of facts and conclusions of law:

TI ITS COURT HEREBY FINDS, CONCLUDES AND THEREFORE ORDERS THAT:

Charles M. Caldwell

United States Bankruptcy Judge

-- ------------------------

In rc

oases Transportation Lines, Inc., Debtor.

Case No, 03-57447

Chapter l 1 (Judge Caldwell)

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1.       The following recluirements for confirmation set forth in 11 U.S.C. § 1129(a) have been fully satisfied and the Plan shall be confirmed:

a.         the Plan complies with the applicable provisions of the Bankruptcy code;

b,         the proponent of the Plan has complied with the applicable provisions of the Bankruptcy Code;

c.         the Plan has been proposed in good faith and not by any means forbidden by law;

d.         notice of the tune for filing objections to confirmation and the hearing on confirmation was given in accordance with PRBP 2002(b)(2), adequate notice and service of an opportunity to be heard on the Plan and all transactions proposed thereunder was given to all creditors, the form and scope of notice were appropriate under the circumstances, and all parties in interest had an adequate opportunity to appear and be heard at the hearing;

e.                   the procedure by which ballots for acceptance or rejection of the Plan were distributed and tabulated, were fair and were properly conducted;

f.          the flan does not unfairly discriminate and is fair and equitable with respect to any classes not accepting the Plan;

L",       an unpaired class of creditors has accepted the Plan by more than fifty percent (50`%n) in number and sixty-six and two-thirds percent (66-2/3%) in dollar amount of the ballot cast;

Confirmation of Plan is not likely to be followed by the liquidation of the property of the Debtor, or further financial reorgazlization of the Debtor; all fees payable under Section 1930 of the Judicial Code, 28 U.S.C. 1930,

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have been paid or will be paid as administrative expenses under the Plan.

I.         a copy of the Plan is attached as Exhibit A and all of the terms and provisions of the Plan are incorporated herein by this reference.

k.        the objection to Confirmation of Daimler Chrysler has been resolved by the Stipulation of the parties, a copy of which shall be served with this Order.

1.        the objection to Confirmation of the Internal Revenue Service has been resolved by the Stipulation of the parties that interest to be paid on the IRS Claim at 5% and the IRS Claim will be paid within six years of the date of assessment.

M.          the objection to Confirmation by State of Ohio Department of Taxation has been resolved by the Stipulation of the Parties that the interest to be paid on Ohio Taxation's Claim is 4% and that the claim of Taxation will be paid within six years of the date of assessment. the objection to Confirmation by the Ohio Bureau of Workers Compensation has been resolved by the Stipulation of the Parties that the interest to be paid on t3WC's Claim is 5.0% and the BWC Claim will be paid within six years of the date of assessment.

o.        the objection of Peoplease has been resolved by the Stipulation of the parties that the Peoplease claim will be treated as a general unsecured claim in Class C under the Plan.

p.        The claim of CitiCapital shall be treated according to the Stipulation of the parties of December 15, 2004 (I)cc. No. 293) and the Agreed Order entered on October 18, 2004 (Doe. No. 235), which Stipulation and

DEC 3D 2004 1.5:1.9                                                                                                            614 469 5506                     FnGE.04

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q.        The claims of Wesl3anco shall be treated according to the Agreement and Stipulation of the parties of December 10, 2004 (Doe. No. 276), which Stipulation shall be served with this Ordcx. The Stipulation of parties with The Waterford Commercial & Savings Ban, of October 15, 2004 (Doc. No. 233) resolving treatment of its claim under the Plan.

Debtor has rejected the leases, executory contracts and unexpircd leases to which the Debtor may be a party which are not specifically accepted in the Plan.

3.        Accordingly, the Plan shall be deemed modified as to any provision contained therein that may be inconsistent with the foregoing.

WHEREFORE for reasons and findings stated herein, the Plan of Debtor is confirmed.

11' IS SO ORDERED.

APPROVED:

Is/ Grade L. Peetigrew, Jr.

Grady L. Pettigrew, Jr. (0029175)

COY, STEIN & PETTIGREW CO., L,, P. A. 115 West Main Street, Ste. 400 Columbus, Ohio 43215

(614) 224-1113/Fax (614) 228-0701 Attorney for Debtor

 ___ Isl David J. Demers___ David J. Derners, Esq. Demers & Cohen, LLC

DEC 30 2004 15;19

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P. O. Box 430

New Albany, 011 43054-0430

(614) 939-1235 Fax (614) 939-5205 c-mail: did(a,)newalbany1aw, net

Attorney for CitiCapital Conzrncrcial Corporation

_Zs/ Willliaait B, LQ~art

William 13. Logan, Jr.; Esq. Luper, Neidenthal & Logan

50 West Broad Street, Suite 1200 Columbus, 01143215

(614) 229-4449 Fax (614) 464-2425 wlo ean(i7lnIIattorncys.con Attorney for Wes.Banco, Inc.

Isl Eric W. Beery

Eric W. Beery, Esq.

Beery & Spurlock Co., L.Y.A.

275 East State Street Colurnbtus, OH 43215

(614) 228-13575 Fox 614i22X-1408 Attorney for PeopLease Corporation

eervs~~ r!ocfc ciJameritecl~.net

/s/ Andrew Malek

Andrew Malck, Assistant US Attorney 303 Marconi Blvd. Ste 200 Columbus OH 43215

Attorney for United States of America 6141469-5715 Fax 6141469-5240 andr(!w rna'elc a)usdoj gov

/s/ Kcnu:cth M. Kichards____ Kenneth M. Richards, Esq. 50 W, Broad St , Stc 1200 Columbus 01143215 Attorney fur Dauxdcr.-Chrysler 614/221-7663 Fax 614/464-2425 krieliards(cr),lnlattorney5,con

/s/ James Hut;tins_________________ James Huggins, Esq.

T)F:'(° -P :)Pod 1 ~;: 1 q

CIA Act C~~ac                         c:^,r_c rat

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424 Second St

Marietta OH 45750

740/373-5455 Fax 740-373-4409

Attorney for Waterford Corm. & Savings Bank C-Cut;~irs(c the seiibrock.corn

Jim Petro (00220036) Attorney General of' Ohio

/s! Joset}h T. Chanman

Michelle T. Sutter (0013880) Joseph T. Chapman (0072326) Assistant Attorney General Collections Enforcement Section 150 E Gay St 2V F& Columbus 01143215 614/728-4324 Fax 614/728-7584 m sutterp aq. state. oh, us

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copies to:

Ciradv L. Pettigrew, Jr., 1 15 West Main Street, Suite 400, Columbus, OH 43215

United States Trustee. 170 N. high Street. Ste. 200,Columbus, OH 43215 lack R. Piguan, Esq., 41 South High Street,Columbus, Oh 43215

Richard l3oydston, Esq., 2800 Chemed Center,255 E. Fifth Street, Cincinnati, OH 45202,Wiiliarn 13. Louan lr Fs 50 West Broad Stree* Suite 1200 Columbus OH 43215

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